UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2015

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2015, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten public offering of 3,846,154 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $7.80 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 576,923 additional shares of Common Stock, which option has been exercised in full. The net proceeds to the Company from the offering are expected to be approximately $32.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering closed on July 15, 2015.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-201171) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Greenberg Traurig, LLP regarding the validity of the shares of Common Stock issued in the offering is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 9, 2015, between the Company and Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 9, 2015, between the Company and Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1).